EXHIBIT 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of April 7, 2021 (the “Effective Date”) by and between EXETER 804 EAST GATE 2018, LLC, a Delaware limited liability company (“Landlord”), and INTEST CORPORATION, a Delaware corporation (“Tenant”).

WHEREAS, Tenant and Landlord (as a successor-in-interest to Exeter 804 East Gate, LLC, a New Jersey limited liability company (“Prior Landlord”)) are parties to that certain Lease Agreement dated May 10, 2010 (the “Original Lease”), as confirmed by that certain Commencement Date Memorandum dated February 14, 2011 executed by Prior Landlord and Tenant setting forth certain information with respect to the Original Lease (the “Commencement Date Memorandum”), and as amended by that certain First Amendment to Lease Agreement dated as of September 22, 2020 (the “First Amendment” and together with the Original Lease and the Commencement Date Memorandum, collectively, the “Existing Lease”), pursuant to which Tenant leases from Landlord and Landlord leases to Tenant approximately 54,897 rentable square feet (inclusive of 4,382 rentable square feet of mezzanine space) (the “Existing Premises”) located at 804 East Gate Drive, Mount Laurel, New Jersey 08054. The Existing Lease and this Amendment are herein referred to as, collectively, the “Lease”.

WHEREAS, upon the terms and conditions set forth in the First Amendment, Landlord and Tenant agreed to amend the Existing Lease (as defined in the First Amendment) to, among other things, reduce the Existing Premises by approximately 21,247 rentable square feet, as shown on Exhibit “A” attached to the First Amendment (inclusive of 4,382 rentable square feet of mezzanine space) (the “Surrendered Premises”), commencing on May 1, 2021 (the “Extension Term Commencement Date”).

WHEREAS, Landlord and Tenant now desire to amend the Existing Lease upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.        Definitions; Recitals. Any capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Existing Lease. The above recitals are true and correct and are hereby incorporated into this Amendment as if set forth herein at length.

2.        Extension of Term for Surrendered Premises. The Term with respect to the Surrendered Premises is hereby extended for a period of three (3) months (the “Surrendered Premises Extension Term”), with such Surrendered Premises Extension Term commencing on the Extension Term Commencement Date and continuing until 11:59 pm (local time) on July 31, 2021.

3.        Partial Surrender/Reduction of Existing Premises.

(a)        As used in the Lease, “Reduced Premises Commencement Date” shall mean August 1, 2021.

(b)        Section 3 of the First Amendment is hereby amended such that (i) each reference to “Extension Term Commencement Date” is deleted and replaced with “Reduced Premises Commencement Date”, (ii) each reference to “April 30, 2021” is replaced with “July 31, 2021”, and (iii) the phrase “throughout the Extension Term” in the beginning of Section 3(b) of the First Amendment is deleted and replaced with “throughout the remainder of the Extension Term.”

4.        Surrendered Premises. Landlord and Tenant acknowledge that, notwithstanding anything to the contrary contained in the Existing Lease, the rentable square feet of the Surrendered Premises include 4,382 rentable square feet attributable to the mezzanine space located therein and that, (i) for purposes of calculating the Minimum Annual Rent with respect to the Surrendered Premises, such 4,382 rentable square feet of mezzanine space has been excluded, and (ii) for purposes of calculating the Tenant’s Share with respect to the Surrendered Premises, such 4,382 rentable square feet of mezzanine space has been included.

5.        Minimum Annual Rent. From and after the Effective Date and through April 30, 2021, Tenant shall continue to pay Minimum Annual Rent for the Existing Premises in the amounts and as prescribed in the Existing Lease. Commencing on the Extension Term Commencement Date and throughout the Extension Term, Tenant shall pay Minimum Annual Rent for the Remaining Premises in the amounts and as prescribed in the Existing Lease. Commencing on the Extension Term Commencement Date and throughout the Surrendered Premises Extension Term, Tenant shall pay Minimum Annual Rent for the Surrendered Premises at the time and in the manner specified in the Existing Lease, in the following amounts:

Period	Annual	Monthly
May 1, 2021 – July 31, 2021	N/A	$9,627.10

6.         Annual Operating Expenses; Utilities and Other Charges. In addition to the Minimum Annual Rent as set forth above, Tenant shall remain obligated for the payment to Landlord or such other party as may expressly and specifically be required under the Lease of (a) Annual Operating Expenses as set forth in Section 5 and Section 6 of the Original Lease (as modified hereby), (b) all utilities and services supplied to the Premises as set forth in Section 7 of the Original Lease and (c) any other charges or amounts due under the Lease, in accordance with the provisions of the Lease. For the avoidance of doubt, prior to the Reduced Premises Commencement Date, the Annual Operating Expenses payable by Tenant under the Existing Lease shall include Tenant’s Share of the estimated Operating Expenses attributable to the 4,382 rentable square feet of mezzanine space located within the Surrendered Premises.

7.         Condition of Premises. Tenant shall lease the Premises (including the Surrendered Premises through the end of the Surrendered Premises Extension Term) during the term of the Lease (including the Surrendered Premises Extension Term) upon the terms and conditions of the Existing Lease (as modified hereby). Tenant shall accept the Premises (including the Surrendered Premises) in its “AS IS, WHERE IS, WITH ALL FAULTS” condition, without representation or warranty from Landlord and Tenant shall not be entitled to any allowances, credits, options or other concessions with respect to the term of the Lease (including the Surrendered Premises Extension Term) or the Premises (including the Surrendered Premises).

8.        Parking. Section 9 of the First Amendment is hereby amended such that the reference to “Extension Term Commencement Date” is deleted and replaced with “Reduced Premises Commencement Date”.

9.        Status of Lease Obligations. Tenant acknowledges and certifies that as of the Effective Date, Landlord has performed all covenants and obligations on the part of Landlord to be performed under the Existing Lease and Tenant has no claims or right of offset against Landlord.

10.       Brokers. Tenant represents and warrants to Landlord that Tenant has dealt with no broker, agent or other intermediary in connection with this Amendment, and that insofar as Tenant knows, no broker, agent or other intermediary negotiated this Amendment. Tenant agrees to indemnify, defend and hold harmless Landlord and its affiliates, partners, members, employees, agents, their partners, members, shareholders, directors, officers, and trustees from and against any claims made by any broker, agent or other intermediary, with respect to a claim for any broker’s commission or fee or similar compensation brought by any person in connection with this Amendment, provided that Landlord has not in fact retained such broker, agent or other intermediary.

11.       Miscellaneous. Any inconsistencies or conflicts between the terms and conditions of the Existing Lease and the terms and conditions of this Amendment shall be resolved in favor of the terms and conditions of this Amendment. Except as specifically modified and amended hereby, the Existing Lease is hereby ratified and confirmed and shall remain in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be an original and, when taken together, shall constitute one original instrument. This Amendment shall be binding on the parties hereto and their respective successors and assigns.

12.       Consent/Approval. Landlord represents and warrants to Tenant that, as of the Effective Date, there is no mortgage or deed of trust encumbering the Property, other than that certain mortgage in favor of Wells Fargo Bank, National Association (“Lender”) dated effective as of December 21, 2018, and recorded on January 8, 2019 with the office of the County Clerk of Burlington County, New Jersey as Instrument No. 5433079 in Book OR13370, at Page 2647. Landlord has obtained Lender’s prior written consent to this Amendment (the “Lender Consent”) and has delivered such Lender Consent to Tenant. Each party represents to the other that it has the full right and authority to bind itself without the consent or approval of any person or entity (other than Lender, for which the Lender Consent has been delivered) and that it has full power, capacity, authority and legal right to execute and deliver this Amendment and to perform all of its obligations hereunder.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:

EXETER 804 EAST GATE 2018, LLC, a Delaware limited liability company

By:	Exeter Operating Partnership IV, L.P., a Delaware limited partnership, its sole member

By:	Exeter Operating Partnership IV GP LLC, a Delaware limited liability company, its sole general partner

By:	Exeter Industrial REIT IV LLC, a Delaware limited liability company, its sole member

By:	/s/ Thomas J. Meehan
Name: Thomas J. Meehan
Title: Vice President

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TENANT:

INTEST CORPORATION, a Delaware corporation

By:	/s/ Hugh T. Regan, Jr.
Name: Hugh T. Regan, Jr.
Title: Treasurer & CFO